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                                                                     EXHIBIT 5.1

                                  June 5, 2002


John Q. Hammons Hotels, Inc.
300 John Q. Hammons Parkway, Ste. 900
Springfield, Missouri 65806


         Re:      Shares of Common Stock To Be Issued Under
                  John Q. Hammons Hotels, Inc. 1994 Employee Stock Option Plan Registration Statement on Form S-8

Ladies and Gentlemen:

         I am Corporate Counsel for John Q. Hammons Hotels, Inc., a Delaware corporation (the "Company"), and in such capacity I am familiar with the Registration Statement on Form S-8 to which this opinion is filed as an exhibit (the "Registration Statement"), which registers under the Securities Act of 1933, as amended (the "Securities Act"), 2,416,800 shares of Class A Common Stock, par value $0.01, of the Company (the "Shares"). The Shares are to be issued under the John Q. Hammons Hotels, Inc. 1994 Employee Stock Option Plan.

         I have examined originals or copies, certified or otherwise, identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I deemed necessary for the purposes of the opinion expressed herein. I have assumed (i) the genuineness of all signatures on all documents examined by me, (ii) the authenticity of all documents submitted to me as originals, (iii) the conformity to authentic originals of all documents submitted to me as certified or photostatic copies, and (iv) the due authorization, execution and delivery of all documents.

         On the basis of the foregoing, I am of the opinion that when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act, and the Shares have been issued in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

         This opinion is not rendered with respect to any laws other than federal laws and the General Corporation Law of the State of Delaware. I do not assume any duty to update this opinion with respect to changes of law or fact occurring after the date hereof.

         I consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, I do not admit


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that I am in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                                  Very truly yours,

                                                  JOHN Q. HAMMONS HOTELS, INC.

                                                  /s/ Debra M. Shantz
                                                  -----------------------------

                                                      Corporate Counsel


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